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                                                                   Exhibit 11(a)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated January 13, 1997 accompanying the financial statements of The Stratton Funds, Inc. (comprising Stratton Small-Cap Yield
Fund) which are incorporated by reference in Part B of the Post-Effective Amendment to this Registration Statement and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus.


                                               /s/ Tait, Weller & Baker

                                                   TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
March 10, 1997